Exhibit 21

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2012

Entity Name	Place of Incorporation
3090445 Nova Scotia Limited	Canada
3234808 Nova Scotia Limited	Canada
Australia Holdings Inc.	Delaware
Beesail Limited	United Kingdom
Caricor Ltd.	Delaware
Carrier Commercial Refrigeration, Inc.	Delaware
Carrier Corporation	Delaware
Carrier Enterprise, LLC	Delaware
Carrier HVACR Investments B.V.	Netherlands
Carrier Technologies ULC	Canada
Ceesail Limited	United Kingdom
Chubb Fire & Security Limited	United Kingdom
Chubb Fire & Security Pty Ltd	Australia
Chubb Fire Limited	United Kingdom
Chubb Group Limited	United Kingdom
Chubb International (Netherlands) BV	Netherlands
Chubb International Holdings Limited	United Kingdom
Chubb International Limited	United Kingdom
Chubb Limited	United Kingdom
Chubb Nederland B.V.	Netherlands
Chubb Security Holdings Australia Limited	Australia
Commonwealth Luxembourg Holdings S.à r.l.	Luxembourg
Delavan Inc.	Delaware
Derco Logistics, Inc.	Wisconsin
Devonshire Switzerland Holdings GmbH	Switzerland
Empresas Carrier, S. De R.L. De C.V.	Mexico
Fyrnetics (Hong Kong) Limited	Hong Kong
Goodrich Aerospace Canada Ltd	Canada
Goodrich Control Systems	United Kingdom
Goodrich Landing Gear, LLC	Delaware
Goodrich Luxembourg Holdings S.à r.l.	Luxembourg
Goodrich XCH Luxembourg B.V.	Luxembourg
Gulf Security Technology Company Limited	China
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Hamilton Sundstrand International Holdings (Luxembourg) S.à r.l.	Luxembourg
HEJ Holding, Inc.	Delaware
Helicopter Support, Inc.	Connecticut
International Aero Engines, LLC	Delaware
International Comfort Products, LLC	Delaware
JMS I Corporation	Delaware
Kidde America Inc.	Delaware
Kidde Fire Protection Inc.	Delaware
Kidde Graviner Limited	United Kingdom
Kidde Holdings Limited	United Kingdom
Kidde International Limited	United Kingdom
Kidde Limited	United Kingdom
Kidde Technologies Inc. (*)	Delaware
Kidde UK	United Kingdom

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2012

Entity Name	Place of Incorporation
Kidde US Holdings Inc.	Delaware
KNA Inc.	Delaware
Latin American Holding, Inc.	Delaware
Lenel Systems International, Inc.	Delaware
Netherlands Parkview Cooperatief U.A.	Netherlands
Nippon Otis Elevator Company	Japan
NSI, Inc.	Delaware
Otis Elevator (China) Company Limited	China
Otis Elevator Company	New Jersey
Otis Elevator Korea	Republic of Korea
Otis Holdings GmbH & Co. OHG	Germany
Otis Limited	United Kingdom
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S.	France
Parkview Participations LLC	Delaware
Parkview Treasury Services (UK) Limited	United Kingdom
Pratt & Whitney Aero Engines International GmbH	Switzerland
Pratt & Whitney Canada Corp.	Canada
Pratt & Whitney Canada Holdings Corp.	Canada
Pratt & Whitney Canada Leasing, Limited Partnership	Canada
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt Aero Limited Partnership	Canada
Pratt & Whitney Holdings LLC	Cayman Islands
Pratt & Whitney Materials International S.à r.l.	Switzerland
Pratt & Whitney Power Systems, Inc.	Delaware
Pratt & Whitney Rocketdyne, Inc.	Delaware
Rohr, Inc.	Delaware
Rosemount Aerospace Inc.	Delaware
Shanghai Yileng Carrier Air Conditioning Equipment Company Limited	China
SICLI Holding SAS	France
Sikorsky Aircraft Corporation	Delaware
Sikorsky Global Helicopters, Inc.	Pennsylvania
Sikorsky International Operations, Inc.	Delaware
Simmonds Precision Products, Inc.	New York
Sirius Korea Limited	United Kingdom
South American Cooperatief U.A.	Netherlands
Trenton Luxembourg S.à r.l.	Luxembourg
Trumbull Holdings SCS	France
United Technologies Australia Holdings Limited	Australia
United Technologies Canada, Ltd.	Canada
United Technologies Cortran, Inc.	Delaware
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies Finance (U.K.) Limited	United Kingdom
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings Italy Srl	Italy
United Technologies Holdings Limited	United Kingdom
United Technologies Holdings SAS	France

United Technologies Corporation

Subsidiary and Affiliate Listing

December 31, 2012

Entity Name	Place of Incorporation
United Technologies Intercompany Lending Ireland Limited	Ireland
United Technologies International Corporation	Delaware
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies International Operations, Inc.	Delaware
United Technologies International SAS	France
United Technologies Luxembourg S.à r.l.	Luxembourg
United Technologies Paris SNC	France
UT Finance Corporation	Delaware
UT Luxembourg Holding II S.à r.l.	Luxembourg
UT Park View, Inc.	Delaware
UTC (US) LLC	Delaware
UTC Canada Corporation	Canada
UTC Fire & Security Americas Corporation, Inc	Delaware
UTC Fire & Security Corporation	Delaware
UTC Fire & Security Luxembourg S.à r.l.	Luxembourg
UTCL Holdings, Limited	Canada
UTCL Investments B.V.	Netherlands
UTX Holdings S.C.S.	France
Wytwornia Sprzetu Komunikacyjnego PZL-Rzeszow S.A.	Poland
Xizi Otis Elevator Company Limited	China
Zardoya Otis, S.A.	Spain

* Kidde Technologies Inc. also conducts business as Kidde Aerospace, Kidde Aerospace & Defense, Fenwal Safety Systems, and Kidde Dual Spectrum.

Other subsidiaries of the Registrant have been omitted from this listing because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary as defined by Rule 1-02 of Regulation S-K.